UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2022

CELULARITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Park Ave Florham Park, New Jersey	07932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 768-2170

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	CELUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2022, Jay R. Bloom, a Class I member of the board of directors of Celularity Inc. and a member of the board’s audit committee, notified the board of directors of his intention to resign as a member of the board and all committees thereof effective June 1, 2022. Mr. Bloom’s decision to resign was not due to any disagreement with Celularity on any matter, or relating to its operations, policies, or practices. The board appointed John Sculley to serve on the audit committee of the board, effective June 2, 2022.

On June 2, 2022, upon recommendation of the nominating and corporate governance committee of the board, the board appointed Ms. Diane Parks as a Class I director to fill the vacancy left by the resignation of Mr. Bloom, to serve until her successor is elected and qualified, or, if earlier, until her death, disability, resignation, disqualification or removal. Ms. Parks was not selected by the board to serve as a director pursuant to any arrangement or understanding with any person.

Ms. Parks will receive compensation as a non-employee director in accordance with Celularity’s non-employee director compensation practices as described in Celularity’s final prospectus dated May 31, 2022 filed with the Securities and Exchange Commission pursuant to Rule 424(b) on June 1, 2022. In this regard, Ms. Parks was granted an option to purchase shares of Celularity’s Class A common stock having a value of $300,000 on the grant date, or 42,413 shares, under Celularity’s 2021 Equity Incentive Plan, or the 2021 Plan. The shares underlying the option will vest in three successive equal annual installments measured from the date of grant, subject to Ms. Parks’ continuous service (as defined in the 2021 Plan) through the applicable vesting dates. The option has an exercise price of $10.37 per share (the closing sales price of Celularity’s Class A common stock on June 2, 2022 as reported on the Nasdaq Capital Market) and a term of 10 years, subject to earlier termination following Ms. Parks’ cessation of continuous service.

In connection with Ms. Parks’ appointment to the board of directors, Celularity entered into its standard indemnification agreement with Ms. Parks, which requires Celularity, under the circumstances and to the extent provided for therein, to indemnify Ms. Parks to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by her in certain circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 3, 2022

CELULARITY INC.

By:	/s/ Keary Dunn
Keary Dunn
General Counsel